Exhibit 10.15

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT

A PARTIAL ASSIGNMENT OF SHARE

Ref UPMC: X15028/C161032

Ref IB: MACULIAIV-

Ref: IT: 161472RC10

Ref CNRS: 09623-01

BETWEEN THE UNDERSIGNED

1)             BIOPHYTIS, a limited company with a capital of €1,989,282.60, registered in the Trade and Companies Registry of Paris under number B 492 002 225, whose registered office is located at 14, avenue de l’Opéra 75001 Paris, represented by its Chief Executive Officer, Mr Stanislas VEILLET, duly authorised for the purposes hereof, hereinafter referred to as the “COMPANY”,

And

2)             THE UNIVERSITY PIERRE ET MARIE CURIE (Paris 6), public institution of a scientific, cultural and professional nature, SIRET (French businesses directory) no.: 19751722000012 — APE code: 8542Z, located at 4 place Jussieu - 75252 PARIS cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC”,

And

3)             The NATIONAL CENTRE FOR SCIENTIFIC RESEARCH, scientific and technological public institution, having its registered office at 3, rue Michel-Ange, 75794 PARIS Cedex 16, and Intra-community VAT No. FR40180089013, SIRET (French businesses directory) number 180089013 04033, NAF (nomenclature of French business activities) code 7219Z, represented by its President, Ms Anne PEYROCHE, hereinafter referred to as “CNRS”,

And

4)             Inserm Transfert SA, Public Limited Company with Executive Board and Supervisory Board, with share capital of 9 573,471 euros, having its registered office located at 7, Rue Watt ~ 75013 PARIS, registered in the Trade and Companies Register of Paris under number Paris B 434 033 619, represented by its Chairman of the Executive Board, Ms. Pascale AUGE acting in the capacity of delegate, of the National Institute of Health and Medical Research, (“INSERM”), a scientific and technological public institution, having its registered office located at 101, Rue de Tolbiac - 75654 Paris Cedex 13, France.

Hereinafter referred to as “INSERM TRANSFERT”,

The UPMC, INSERM and the CNRS are hereinafter jointly referred to as the “ESTABLISHMENTS”.

The UPMC, INSERM and INSERM TRANSFERT, the CNRS and the COMPANY are hereinafter jointly or individually referred to as “PARTY” or “PARTIES”. It is specified that any notification of the PARTIES or to the PARTIES is validly made, with regard to INSERM, by or to INSERM TRANSFERT.

UPMC, INSERM, CNRS and the COMPANY are hereinafter jointly referred to as the “CO-OWNERS”.

IT IS RECALLED THAT:

Given the application convention of the quadrennial contract between UPMC and CNRS in force at the time of said invention;

Given the partnership agreement between UPMC and INSERM, concluded on 29 March 2009 for which a new agreement was signed on 22 December 2015, in force at the time of said invention;

Given the beneficiary agreement no. ANR-10-SATT-04-01 signed between Agence Nationale de la Recherche [National Research Agency], University Pierre et Marie Curie, Université de technologie de Compiègne, Université Panthéon Assas, Institut Européen d’Administration des Affaires [European Institute of Business Administration] and Centre National de la Recherche Scientifique [National Centre for Scientific Research], in the presence of the Caisse des Dépôts et Consignation [Deposits and Consignments Fund] on 17 January 2012;

Given the articles of association of SATT LUTECH signed on 31 January 2012;

Given the framework agreement concluded between UPMC and SATT LUTECH and any addendum or supplementary document relating thereto.

INSERM TRANSFERT, a private subsidiary of INSERM, and INSERM entered into an agreement on delegation of public service under which Inserm has delegated to INSERM TRANSFERT the managing of its missions of exploitation and transfer of technology as resulting from ministerial order No. 83-975 relating to the functioning and the organisation of INSERM.

In accordance with this public service delegation agreement, INSERM TRANSFERT received the mission of development and transfer of technology, of the results of research that INSERM owns or co-owns, and to this end, to negotiate, sign and manage the regulations on co-ownership of patents committing INSERM with third parties. INSERM fulfils its obligations described in said contracts.

However, it is understood that said delegation does not entail any assignment to INSERM TRANSFERT of the ownership rights held or jointly held by INSERM.

In the context of research conducted in collaboration between the mixed unit UM 80 (UMRS INSERM 968 UMR / UPMC / CNRS 7210) titled “Centre de Recherche Institut de la Vision”, hereinafter the “LABORATORY, Biophytis (hereinafter the “COMPANY”), Stanislas VEILLET, René LAFONT, Valérie FONTAINE and José-Alain SAHEL have developed an invention relating to the use of 3-desoxy-anthocyanidins for the treatment of eye disease.

This invention being eligible for protection under industrial property, a French priority patent application no. FR_1554761, titled “use of 3-desoxy-anthocyanidins for the treatment of eye disease”, was filed on 27 May 2015, as a protective measure in the name of UPMC and the COMPANY.

By means of this Agreement (hereinafter the “Agreement”), the PARTIES wish to formalise the partial assignment by UPMC to CNRS and INSERM of the joint ownership on the aforementioned patent application, the right of priority attached thereto and all applications claiming this priority and determine the rights and obligations of each of the CO-OWNERS.

The COMPANY has informed UPMC of its wish to benefit from the exclusivity of the exploitation of the PATENTS. UPMC and the COMPANY thus agree to define the terms of said exclusive exploitation by separate agreement dated 1st of January 2016 (hereinafter “EXPLOITATION AGREEMENT”).

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

AGENT means the co-owner ESTABLISHMENT or its delegate appointed by the other ESTABLISHMENTS, to (i) represent them for the management of patents and their valuation, according to their agreements, (ii) collect the OPERATING INCOME on their behalf and (iii) distribute the OPERATING INCOME between them in compliance with legal provisions and this document.

APPRAISER means the selected PARTY who has agreed to identify and contact potential partners in order to conclude LICENSES for the exploitation of the PATENTS, and to take all measures necessary for said exploitation for the territory(ies) that it has designated.

CO-CONTRACTING THIRD PARTY means any identified third party interested in the exploitation of the PATENTS under a LICENSE. The COMPANY and its affiliates are excluded from this definition.

CONFIDENTIAL INFORMATION means any confidential information belonging to the PARTIES or to one of the PARTIES, relating in particular to the invention protected by the PATENTS or to actions, proceedings, negotiations in progress with a CO-CONTRACTING THIRD PARTY or to establish a LICENSE, whatever their nature, their form (written, graphic or oral) or the medium used, protected or not by an industrial property title and not accessible to the public.

DATE OF SIGNATURE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE refers to the date of the priority application filing for the first of the patents of this agreement, i.e. on 27 May 2015..

FIRM means the firm of Industrial Property Consultancy which was entrusted with the establishment of all documents for the preparation, filing, extension, issuance, defence before the Patent Offices and the continuance in force of the PATENTS, its foreign correspondents, and possibly the service company in charge of the payment of annuities related to PATENTS.

IMPROVEMENT(S) means any patentable improvement the implementation of which cannot be achieved without reproducing at least one PATENT claim or the exploitation of which legally depends on one or more of the PATENTS within the meaning of applicable intellectual property laws.

INDUSTRIAL PROPERTY COSTS, mean the direct costs incurred for the operations of preparation, filing, extension, issue, defence before an Office and/or keeping in force of the PATENTS, as well as the costs of filing and keeping the materials related to the PATENTS, in particular biological materials.

INDUSTRIAL PROPERTY COSTS do not include the costs incurred in the proceedings for infringement actions initiated by one/the PARTY(IES) for the defence of the PATENTS, declarations of invalidity and/or actions that fall within the provisions of the Article 8 of this Agreement.

INVENTORS, means René Lafont (COMPANY), Stanislas Veillet (COMPANY), Valérie Fontaine (UPMC),) and José-Alain Sahel (UPMC) as cited in the invention declaration.

LICENSE means any agreement, such as, without this list being exhaustive, a term sheet, letter of intent, protocol, license agreement, licensing agreement with right to sub-license, option agreement on license, or any other agreement having as its object all or part of the PATENTS, negotiated by the APPRAISER with a CO-CONTRACTING THIRD PARTY within the framework of the tasks assigned hereunder, whether this agreement is being negotiated or signed. The licenses granted by the COMPANY to third parties within the framework of the LICENSE AGREEMENT, and, in particular, within the scope defined by the latter, are not LICENSES in the sense of the co-ownership regulations.

LICENSE AGREEMENT means the LICENSE AGREEMENT for the exploitation of the PATENTS signed on 1st January 2016 between the COMPANY and UPMC, acting as the agent of CNRS and INSERM, in the presence of SATT LUTECH.

OPERATING INCOME means the amounts of any kind collected in respect of the LICENSES (including the LICENSE AGREEMENT), including, without limitation, option income, income from license, income from sublicenses, instalment payments, lump sums, fees, any capital gains received by the APPRAISER on disposals of any transferable securities acquired by said APPRAISER as equity investments in the capital of young companies and any similar income.

The income paid to the APPRAISER or to the PARTIES by an infringer of the PATENTS or user of the associated know-how, following a conciliation or a legal action, after deducting the expenses of the procedure, including the legal fees incurred by the APPRAISER or the PARTIES, are considered as OPERATING INCOME.

OPERATING INCOME does not include income from collaborative research agreements having the PATENTS and their object that will be paid directly to the PARTY(IES) participating in the collaboration.

PATENTS collectively means:

•                  The French patent application no. FR 15 54761 filed on behalf of the COMPANY and UPMC on 27 May 2015, titled “utilisation of 3-desoxy-anthocyanidins for the treatment of eye disease”, as well as the priority right attached thereto;

•                  as well as all patent applications, patents and corresponding additional certificates of protection in foreign countries, all reissues, re-examinations and extensions pertaining thereto, all divisions, continuations in whole or in part related thereto, as well as the reissues, divisional applications and renewals claiming in whole or in part the priority of French patent application no. 15 54761 above.

PATENT MANAGER means the chosen PARTY who has accepted the mission to manage all operations related to the preparation, filing, extension, issuance, defence before an Office and keeping in force of the PATENTS for the territory(ies) designated by the PARTIES.

SHARE means the share of the PATENTS that each of the CO-OWNERS owns, as defined in article 1.1 below.

Words in singular can be understood in plural and vice versa.

Article 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1.1                   From the EFFECTIVE DATE, UPMC assigns to the CNRS and INSERM, which accept this, respectively sixteen point seven per cent (16.7%) and sixteen point six percent (16.6%) of the property rights to the PATENTS and the priority right attached to French patent application no. 15 54761.

The PARTIES are therefore co-owners of the PATENTS in the following proportions:

•               fifty percent (50%) for BIOPHYTIS,

•               sixteen point seven per cent (16.7%) for UPMC,

•               sixteen point seven per cent (16.7%) for the CNRS

•               sixteen point six percent (16.6%) for INSERM.

1.2                     Thus, the PARTIES wish to formalise the rules applicable to the co-ownership of the PATENTS, the rights and obligations resulting therefrom, and the distribution forms of the OPERATING INCOME.

1.3                     It is hereby specified that each CO-OWNER personally assumes responsibility for the remuneration of its own INVENTORS and that, as regards those inventors linked to the ESTABLISHMENTS, they will take personal responsibility for this among themselves.

Article 2-TERM

This Agreement will take effect retroactively to the EFFECTIVE DATE, and will remain in effect, unless in the event of early termination, until the latest of the following three deadlines:

(i)                                   the expiry or abandonment of the last of the PATENTS, or

(ii)                                so long as a PATENT LICENSE is pending, or

(iii)                             until the date when one of the CO-OWNERS will become the 100 per cent (100%) owner of the PATENTS, if that date occurs earlier.

Article 3 - FILING, EXTENSION, DELIVERY AND CONTINUANCE ENFORCEMENT OF THE PATENTS

3.1                     The PARTIES mutually agree that the COMPANY will be the APPRAISER as provided for in Article 4.3.1. As such, the COMPANY will be the PATENT MANAGER.

3.2                     In the event that the PATENT MANAGER wishes to withdraw from its role as PATENT MANAGER, it shall notify the other PARTIES at least sixty (60) days prior to the next deadline of the industrial property procedure so that one of the other PARTIES can take over this responsibility, if it so wishes. If no other PARTY agrees to resume this role, the PARTIES will appoint a third party as PATENT MANAGER and will work to find an amicable solution as soon as possible.

3.3                     The PATENT MANAGER undertakes to consult the other PARTIES in writing before carrying out any action relating to the procedures or the selection of the procedures relating to any of the PATENTS. The other PARTIES will be required to receive a copy of any document related to the said procedures within sufficient time so as to allow them to submit their comments in advance.

Subject to the proper application of the provisions of the preceding paragraph, the failure to respond in writing within a period of thirty (30) days or a shorter period if it were imposed due to a procedural deadline before an Office following the receipt of these documents by the other PARTIES, will be deemed to be an acceptance of the proposal of the PATENT MANAGER.

In addition, the PATENT MANAGER undertakes not to file any extraordinary patent rights before any Patent Office for any of the PATENTS for any procedures related to their interference or opposition, review or reissue, without the prior written consent of the other PARTIES, who will have to state their respective position within thirty (30) days as of the request in writing. In the absence of a response within the aforementioned period, their agreement shall be deemed to have been acquired. Notwithstanding the above, if one of the PARTIES does not wish to incur exceptional industrial property costs, this does not remove the possibility for the other PARTY to be able to act alone in its name and at its own expense.

Unless the PARTIES otherwise agree between them, to the EFFECTIVE DATE hereof in the countries where the PARTIES have in common procedures for the PATENTS, the INDUSTRIAL PROPERTY COSTS are set out by the PATENT MANAGER, except in the event of LICENSE providing that these costs be borne by the CO-CONTRACTING THIRD PARTY.

The non-payment of all or part of the INDUSTRIAL PROPERTY COSTS by the PATENT MANAGER will be construed as a waiver, by the PATENT MANAGER or by the CO-OWNER that it represents, of its SHARE on the PATENT(S) concerned by such costs, and, accordingly, the free transfer of the SHARE of said PATENTS of the PATENT MANAGER in the countries concerned in benefit of the other PARTIES. Therefore, the PATENT MANAGER undertakes to give, without delay, any power, document and signature for the execution of this assignment and it will not be able to collect from the reception of the notification by the other PARTIES, any remuneration for the direct and/or indirect use of the PATENTS for that country or these countries and will no longer benefit from any right of industrial or commercial exploitation over said PATENTS.

3.4                     If one of the PARTIES:

•                  decides to abandon all or part of the PATENTS, or

•                  does not wish to participate in the extension or continuation of the procedure in a particular country, or

•                  does not wish to incur exceptional property rights costs,

it shall notify the other PARTIES in writing within thirty days (30) days before the next maturity date for the proceedings of industrial property, and will give up to the other CO-OWNERS its share of said PATENT(S), which will be distributed in equal parts.

The assignee will be subrogated in all the rights and obligations of the assignor, with the exception of the right to be the APPRAISER/PATENT MANAGER if the assigning PARTY was the APPRAISER/PATENT MANAGER on behalf of the PARTIES. The abandonment of these rights will take effect from the receipt of the notification of abandonment by the receiving PARTY.

The PARTY that abandons its share agrees to provide the other PARTIES with all the signatures and documents necessary for the continuation of the procedure of the PATENTS that it wishes to abandon.

In addition, the PARTIES undertake to have their staff members named INVENTORS provide the necessary signatures and perform all the measures required of them as Inventors that are necessary for the filing, extension, delivery, and the keeping in force of the PATENTS.

3.5                      In the event that, under Article 3.4, one of the PARTIES decides to waive its rights in a given country or countries, the exceptional industrial property costs paid for that country or countries by that PARTY prior to its abandonment decision cannot be reimbursed in any case. Unless the PARTIES otherwise agree between them, said PARTY will no longer receive, from the receipt of the notification by the other PARTIES, any OPERATING INCOME on said PATENTS for these relevant countries.

In the event of an abandonment decision by the PATENT MANAGER, the PATENT MANAGER will not be released from having to pay the INDUSTRIAL PROPERTY COSTS, as provided for in Article 3.3, incurred for that country or those countries, until its notification of abandonment.

Subject to compliance with the provisions of the foregoing paragraph, in any country where one of the PARTIES decides to pursue by itself the procedures for the filing, extension, issuance and keeping in force of the relevant PATENTS, the INDUSTRIAL PROPERTY COSTS will be the sole responsible of that PARTY.

3.6                      By the present agreement, the ESTABLISHMENTS accept that all or a portion of the rights and obligations mentioned here relating to the managing of the procedures by the MANAGER OF THE PATENTS can be entrusted, as regards their co-ownership shares, by UPMC to the technology transfer accelerating company -SATT- named SATT LUTECH, after first informing the ESTABLISHMENTS.

3.7                      As of the DATE OF ENTRY INTO FORCE in the countries where the CO-OWNERS jointly pursue the procedures for the filing, issuance or keeping in force of the PATENTS, the PROCEDURE COSTS shall be borne by the PATENT MANAGER.

Article 4 - EXPLOITATION AND USE OF THE PATENTS

The PARTIES appoint UPMC, which accepts it, as the AGENT.

The AGENT entrusts the negotiation and administration of the LICENSE AGREEMENT to the technology transfer accelerating company - SATT — named SATT LUTECH, in connection with and under the conditions stipulated in particular in the negotiation and administration mandates for the SATT and in accordance with all or part of the agreements recorded between the SATT and UPMC than [sic] those referred to in the preamble.

4.1                     Exploitation for research purposes:

The ESTABLISHMENTS are free to use the invention concerned by the PATENTS for research purposes (excluding any commercial exploitation), alone by themselves, or in collaboration with THIRD PARTIES, in particular in the context of projects of maturation and/or in collaboration with third parties, subject, in the case of collaboration with third parties, to compliance with the confidentiality obligations set out in Article 7 below, and without violating the utilisation rights and conditions granted to the COMPANY in the LICENSE AGREEMENT.

4.2.                  Exploitation and direct and indirect use by the COMPANY:

The COMPANY has expressed its wish to be able to benefit from an exclusivity right to the exploitation of the PATENTS within a scope which is identified in the LICENSE AGREEMENT;

To this end, LICENSE AGREEMENT was entered into on the 1st of January 2016 between the COMPANY and UPMC, acting as agent for the CNRS and INSERM.

4.3.                  Exploitation and indirect use by a CONTRACTOR THIRD PARTY:

4.3.1.        Designation of the APPRAISER

The PARTIES agree that each party may be appointed as an APPRAISER by mutual agreement between the PARTIES and, as the case may be, on a case-by-case basis.

The PARTIES mutually agree that the COMPANY is the APPRAISER for the term of the LICENSE AGREEMENT.

If the APPRAISER no longer wishes to assume the responsibility of APPRAISER, for whatever reason, it will notify the other PARTIES of this as soon as possible and, in any case, within a minimum period of sixty (60) days before the next due date of the intellectual property procedure, so that one of them can resume this task, if it wishes. If none of the PARTIES wishes to take over this role, the PARTIES may appoint a third party for this purpose and will work to find an amicable solution as soon as possible.

4.3.2.                  Tasks of the APPRAISER

4.3.2.1           Unless the PARTIES agree otherwise, by a written agreement, they hereby mandate the APPRAISER to negotiate and sign, in the best interests of the PARTIES, confidentiality agreements relating to the exploitation of the PATENTS and the know-how associated with third parties, especially industrial ones, in the context of a valuation action.

4.3.2.2           In addition, only the APPRAISER may negotiate and draft the LICENSES.

In particular, the AGENT may negotiate and draft the LICENSES in the name and on behalf of the ESTABLISHMENTS with the exception of the case provided for in article 4.3.2.2.I.

The AGENT guarantees the ESTABLISHMENTS against all requests, claims, lawsuits, [and] actions that would be brought by the CO-CONTRACTING THIRD PARTY, in the execution of the said LICENSE and the AGENT undertakes to assume all the legal and pecuniary consequences resulting from said requests, claims, lawsuits, [and] actions that would be brought by the CO-CONTRACTING THIRD PARTY.

4.3.2.2.1                    Draft LICENSE(S) are communicated by the APPRAISER to the AGENT for approval. This approval may be refused by either of the PARTIES only if it can reasonably demonstrate in writing, within thirty (30) days as of the communication by the AGENT, that such a LICENSE creates a serious conflict with its articles of association, activities and/or missions.

Each PARTY may address to the APPRAISER, within the period of thirty (30) days mentioned above, any comment, remark or proposal for the modification of the draft LICENSE, and the APPRAISER undertakes to communicate these to the CO-CONTRACTING THIRD PARTY so that said comment, notice or proposed change to be included in the final version of the LICENSE, provided, however, that the said comment, remark or proposal for modification are given to the APPRAISER (i) duly justified, (ii) within the permitted time, and (iii) with substantial elements of the draft LICENSE. It is understood that the insertion of said comment, remark or proposal for modification in the final version of the LICENSE constitutes, at the expense of the APPRAISER, who negotiates in the best interests of the PARTIES, an obligation of means only.

For the purposes of this Article, the PARTIES agree to regard as substantial any element of the LICENSE relating in particular to the extent of the rights granted by the PARTIES to the CO-CONTRACTING THIRD PARTY, the improvements, responsibilities and guarantees referred to in the LICENSE, to the exclusion of any element of form without affecting the substance thereof.

The failure by the PARTIES receiving the draft LICENSE to provide a response after the expiry of the period of thirty (30) days mentioned above, constitutes tacit acceptance on their part of the terms of the draft LICENSE.

4.3.2.2.2                    The PARTIES will sign the said LICENSE unless a mandate has been expressly given to the AGENT. Each PARTY having signed the LICENSE will receive an original copy thereof; the PARTIES represented for the signing of the LICENSE will receive a copy.

4.3.2.3           Subject to prior notification sent to the APPRAISER, each PARTY may propose to the APPRAISER potential CO-CONTRACTING THIRD PARTIES for the exploitation of the PATENTS. The APPRAISER may oppose the application of a CO-CONTRACTING THIRD PARTY only if the APPRAISER can reasonably demonstrate in writing, within thirty (30) days from the notification, that said candidacy creates a serious conflict with its articles of association, activities and/or missions or that negotiations with another CO-CONTRACTING THIRD PARTY have already been initiated by the APPRAISER.

4.3.2.4                Unless otherwise agreed by the PARTIES together, in writing, all LICENSES will stipulate that the CO-CONTRACTING THIRD PARTIES will pay the OPERATING INCOME directly to the APPRAISER, who will be responsible for distributing said OPERATING INCOME after deduction of INDUSTRIAL PROPERTY COSTS, were applicable, and in the conditions and limits of Article 3.3 according to their SHARE.

However, for each LICENSE with a CO-CONTRACTING THIRD PARTY, the PARTIES may, by an amendment thereto, determine in good faith a distribution of the OPERATING INCOME, taking into account, in addition to the SHARE of each of the PARTIES, the economy of the signed LICENSE, the recovery efforts and investments made.

With regard to sums due to the co-owner ESTABLISHMENTS in respect of LICENSES, the APPRAISER shall pay them to the AGENT, who will distribute them as set forth in Article 4.3.3 below.

Concerning the sums owed to the ESTABLISHMENTS in respect of the LICENSE AGREEMENT, SATT LUTECH will pay them to the UPMC under the conditions of the mandate for negotiation and administration of the LICENSE AGREEMENT attached hereto. UPMC will act as AGENT in this regard and will forward these sums collected from SATT LUTECH according to the rules stipulated in Article 4.3.3 below for the OPERATING INCOME.

4.3.3                                                 The distribution of OPERATING INCOME between the ESTABLISHMENTS

4.3.3.1                  The ESTABLISHMENTS will appoint between them an AGENT. For the purposes hereof, they agree to appoint UPMC as the AGENT.

If the AGENT no longer wishes to assume the position of AGENT, it shall immediately notify the other ESTABLISHMENTS so that they can take over this responsibility, if they so wish. If no other ESTABLISHMENT accepts to continue this role, the AGENT will remain the same and the ESTABLISHMENTS will work to find an amicable solution.

4.3.3.2                  The AGENT will distribute the OPERATING INCOME paid by the APPRAISER and/or by SATT LUTECH, if it is not the AGENT, after deducting the INDUSTRIAL PROPERTY COSTS, if applicable, among the ESTABLISHMENTS, subject to the provisions of Article 3.5, as follows:

•            fifty per cent (50%) (twenty five per cent (25%) after D2) for the profit-sharing of the ESTABLISHMENTS’ INVENTORS in accordance with Article R. 611-14-1 of the intellectual property code, after which, the AGENT will distribute the OPERATING INCOME in accordance with the ESTABLISHMENTS’ shares as defined in Article 1.1

4.3.3.3                  It is agreed between the PARTIES that in the event of a joint assignment of the PATENTS by all PARTIES, the provisions of Article 4.3.3.2 above shall apply so long as the OPERATING INCOME is collected for a LICENSE.

4.3.3.4                  In case of the negotiation of a LICENSE with a CO-CONTRACTING THIRD PARTY, the APPRAISER undertakes to make its best efforts to make the CO-CONTRACTING THIRD PARTY pay all or part of the INDUSTRIAL PROPERTY COSTS, it being understood that this obligation of the APPRAISER is only a means.

Article 5 - ACCOUNTING

5.1                      THE APPRAISER will report each year a statement of the OPERATING INCOME received in accordance with Articles 4.2 and 4.3. In view of this statement, each PARTY, if applicable, prepares an invoice indicating the sums due by the APPRAISER as the case may be.

5.2                    The sums owed by the APPRAISER to the other PARTIES must be paid in euros, to the individual and the banking address indicated on the invoice, by bank transfer, within forty-five (45) days after the invoice issue date.

5.3                    The sums due will be increased by the legal fees in force on the maturity date, in particular VAT, if applicable.

Article 6 - ASSIGNMENT OF THE SHARE OF THE PATENTS

6.1                    At any time, and under the conditions defined below, each CO-OWNER may transfer its co-ownership share on the PATENTS, subject to complying with the legal obligations applicable to public bodies.

In this case, the CO-OWNER who wishes to transfer its co-ownership share to a third party shall first notify its intention by registered letter with acknowledgement of receipt to the other CO-OWNERS, specifying in particular the name of the assignee third party and the financial conditions of the assignment. This information will be treated as CONFIDENTIAL INFORMATION.

The other CO-OWNERS shall benefit from a pre-emptive right for a period of [****] as of the receipt of said notification by registered letter with acknowledgement of receipt under financial conditions at least equal to those granted to the third party.

If the other CO-OWNERS do not wish to acquire the assigned share, they shall inform the assigning PARTY as soon as possible.

At the expiration of the above-mentioned pre-emption period, if the other CO-OWNERS have not informed it of their intention to exercise their pre-emption right, the assigning CO-OWNER obtains by rights the authorisation to transfer.

It is further understood that the other CO-OWNERS may not refuse the assignee unless they can reasonably demonstrate in writing, within the same [****] period from the notice of intention, that an assignment with such assignee would create a serious conflict with their articles of association, activities and/or missions.

The terms of assignment of any of the PATENTS to a third party may in no case be more favourable than those offered to the other CO-OWNERS.

In the assignment deed, the assignor shall inform the assignee, who accepts them without modification, the rights and obligations contained in this Agreement and in the agreements relating to the PATENTS under the conditions and reserves of said agreements. The assignee will be subrogated in all the rights and obligations of the assignor, with the exception of the right to be the APPRAISER/PATENT MANAGER if the assigning PARTY was the APPRAISER/PATENT MANAGER on behalf of the PARTIES. A copy of the assignment deed will be provided to the other PARTIES.

The assigning CO-OWNER undertakes to provide to the other PARTIES and/or to the assignee third party all the signatures and documents necessary for the continuation of the intellectual property procedures relating to the PATENTS.

In addition, the assigning CO-OWNER undertakes that the staff members mentioned as Inventors provide the necessary signatures and information for any PATENT proceeding before a Patent Office, in particular for the filing and keeping in force of the PATENTS.

Article 7 - CONFIDENTIALITY

7.1                           The PARTIES undertake to respect and keep strictly confidential all CONFIDENTIAL INFORMATION received from other PARTIES.

7.2                           The PARTIES undertake to have their staff and any person attached to their service in any capacity whatsoever observe the same commitment, and to make sure that they respect this confidentiality commitment as regards the CONFIDENTIAL INFORMATION.

7.3                           The PARTIES undertake not to file a patent application or to claim any other intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTIES, except with the written authorisation of the latter.

7.4                     The confidentiality commitments between the PARTIES due to this Agreement do not apply to the use or disclosure of INFORMATION  that is CONFIDENTIAL and for which the recipient PARTY can demonstrate:

a)            that it has been disclosed after obtaining the prior written authorisation of the owner PARTY, or that the disclosure has been made by the owner PARTY,

b)            that it was in the public domain at the time of its disclosure or was published or made available to the public, in any manner whatsoever, without action or fault on the part of the recipient PARTY,

c)             that it was received by the PARTY as a legitimate recipient of a third party without breaching this Agreement,

d)            that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

e)             that its disclosure was imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitral award.

The aforementioned exceptions are not cumulative.

7.5                    The PARTIES agree by this Agreement that any disclosure to third parties of any CONFIDENTIAL INFORMATION, particularly disclosure to a THIRD PARTY CO-CONTRACTOR, given that, in this case, SATT LUTECH will not be considered as a third party, will be preceded by the signing of a secret agreement whose terms and conditions will be at least similar to those in this Article.

7.6                    This Article shall remain in force for five (5) years after the expiration or the early termination of this Agreement, without prejudice to more restrictive provisions appearing in particular in the LICENSE AGREEMENT or a LICENSE. .

Article 8 - INFRINGEMENT - VALIDITY OF THE PATENTS

8.1                    In case of infringements initiated by a third party against the PATENTS, declarations of invalidity, or of the infringement of the PATENTS by a third party, the PARTIES will meet in order to determine by common agreement the strategy to be followed and provide each other with all the information in their possession allowing them to assess the nature and extent of the offences or infringements incurred.

8.2                    In the event that a consensus cannot be obtained, each of the PARTIES may carry out the actions that it deems appropriate at its own expense, on the understanding that, in this case, the indemnities resulting from said actions granted by the deliberating jurisdiction will fully and irrevocably remain with the acting PARTY.

8.3                   The PARTY not having taken action undertakes to provide all the documents, powers or information that would be necessary to the PARTY bringing the aforementioned actions.

8.4                   In the event of an action brought by a third party, each PARTY shall bear the costs of its own defence. Each of the PARTIES will be personally liable for the sanctions pronounced against them by the courts, notwithstanding any solidarity that may be pronounced against them.

8.5                   Each PARTY waives the right to sue the other PARTY regarding the consequences on the validity of the PATENTS as a result of an action or defence by the latter.

8.6                   In the event of the exploitation of the PATENT, the provisions of the LICENSE AGREEMENT or the LICENSE relating to the infringement will apply as of right and will prevail over any other provision.

8.7                   Points 8.3, 8.4, 8.5 and 8.6 of this Agreement shall survive the expiration or termination of this Agreement.

Article 9 - TERMINATION

9.1.                 This Agreement is terminated as of right in the event that one of the PARTIES becomes the sole owner of all the PATENTS.

9.2.                If one of the PARTIES no longer has any rights to own and exploit at least one of the PATENTS, this AGREEMENT may be terminated by the other PARTIES.

9.3.                The PARTY having breached one or more of the obligations referred to in the AGREEMENT shall have a period of three (3) months, from receipt of a letter sent by the PARTY requesting the fulfilment of the obligation or obligations in question, to fulfil such obligations and/or to provide proof of a hindrance resulting from a case of force majeure. In the absence of such evidence, and failing to comply within the time provided, the PARTIES will meet to resolve this dispute amicably.

If no solution can be found within sixty (60) days of the meeting of the PARTIES, the AGREEMENT may be terminated after the most diligent PARTY has sent a registered letter with acknowledgement of receipt to the defaulting PARTY. The exercise of this termination right does not relieve the defaulting PARTY from fulfilling the obligations contracted up to the effective termination date.

9.4.                Articles 1.1, 7 and 17 will survive the termination of the AGREEMENT as long as it is in effect.

Article 10 - THE ASSIGNMENT OF THE AGREEMENT

This Agreement is personal, non-assignable and non-transferable subject to the provisions of Article 6 of this Agreement.

Article 11 - WAIVER

The fact that one of the PARTIES does not claim a breach by the other PARTY of any of the obligations set out in this Agreement shall not be construed in the future as a waiver by the PARTY of the obligation in question.

Article 12 - INTERPRETATION AND PREPONDERANCE OF THE OPERATING  AGREEMENT SIGNED WITH THE COMPANY

In the event of a difficulty concerning the interpretation or in case of contradictions of the clauses of the present Agreement with regard to the clauses of the LICENSE AGREEMENT signed with the BIOPHYTIS, the provisions of the LICENSE AGREEMENT shall prevail and be applicable as of right.

Article 13 - APPLICABLE LAW - DISPUTES

13.1               This Agreement is governed by French laws and regulations.

13.2               In the event of a difficulty in the interpretation or execution of this Agreement, the PARTIES will work to resolve their dispute amicably.

13.3               In case of a disagreement persisting for more than three (3) months as of the first notification concerning the dispute by one of the PARTIES to the other, the dispute will be brought before the competent French courts.

13.4               Notwithstanding the termination or expiry of this Agreement, this Article shall remain in effect.

Article 14 - ENTIRE AGREEMENT

This Agreement expresses all the obligations of the PARTIES relating to the co-ownership of the PATENTS and may be modified only by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for said purpose. No general or specific condition contained in the documents sent or delivered by the PARTIES may be incorporated into this Agreement.

Article 15 - THE INVALIDITY OF A CLAUSE

If one or more provisions of this Agreement are deemed to be invalid or are declared to be invalid under a law, regulation - and in particular an EU law - or after a final decision by the competent court, the other provisions shall remain in full force and effect and the PARTIES shall make the necessary modifications without delay, respecting as far as possible the agreement of will existing at the time of the signing of this Agreement.

Article 16-TITLES

In case of difficulties in interpretation between any of the titles appearing at the head of the clauses and any of the clauses, the titles will be declared non-existent.

Article 17 - REGISTRATION IN THE NATIONAL REGISTER OF PATENTS

17.1            The MANAGER OF PATENTS will register, if necessary, the transfer of the PATENT co-ownership share by UPMC to INSERM and the CNRS, concerned by Article 1.1 of this Agreement with the lNPI [French National Institute of Industrial Property], the EPO and the WIPO.

17.2            Registration costs under Article 17.1 are considered as INDUSTRIAL PROPERTY COSTS.

Article 18 - NOTIFICATIONS

Any notification required under this Agreement will be made by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address:

For the COMPANY:

Biophytis

14 avenue de l’Opéra

75001 Paris

For UPMC;

Université Pierre et Marie Curie

DGRTT

RéfX15028

4 Place Jussieu

75252 Paris cedex 05

For the CNRS:

CNRS

Direction de l’innovation et des Relations avec les Entreprises [Directorate of Innovation and Business Relations] (DIRE)

To the attention of the Deputy Director of the DIRE in charge of Relations with

Concerns DV 09623-01

3 rue Michel-Ange

75 794 PARIS Cedex 16

FIST Copy:

FIST SA

83 Boulevard Exelmans

75016 PARIS

Concerns DV 09623-01

For lnserm Transfert:

INSERM TRANSFERT SA — Agreements Support Division

7 rue Watt

75013 PARIS

Article 19- MISCELLANEOUS

In addition, the PARTIES undertake, if the ESTABLISHMENTS definitively relinquish the PATENTS, to fulfil their legal and regulatory obligations towards their INVENTORS (in particular to first propose to the INVENTORS to take over the PATENT or PATENTS concerned in their name and at their expense ) under conditions to be defined.

The provisions of this Article shall remain in force notwithstanding the early termination of this Agreement, in accordance with Article 9.

Made in five (5) original copies written in French, one (1) for each of the PARTIES and one (1) for registration with the Offices.

Signed in Paris, on

18 DEC. 2017

/s/ Jean CHAMBAZ
Mr Jean CHAMBAZ For UPMC

Division - Innovation and Relations with Companies
The director

/s/ Anne PEYROCHE
Ms Anne PEYROCHE For CNRS

/s/ Pascale AUGE
Ms Pascale AUGE For Inserm Transfert

/s/ Stanislas Veillet
Mr Stanislas Veillet
For the COMPANY